Independent Auditors' Consent



To the Shareholders and Board of Trustees of The MPAM Funds Trust:

We consent to the use of our report dated October 11, 2002 with respect to the MPAM Funds Trust (comprised of MPAM Large Cap Stock Fund, MPAM Income Stock Fund, MPAM Mid Cap Stock Fund, MPAM Small Cap Stock Fund, MPAM International Fund, MPAM Emerging Markets Fund, MPAM Bond Fund, MPAM Intermediate Bond Fund, MPAM Short-Term U.S. Government Securities Fund, MPAM National Intermediate Municipal Bond Fund, MPAM National Short-Term Municipal Bond Fund, MPAM Pennsylvania Intermediate Municipal Bond Fund, MPAM Massachusetts Municipal Bond Fund and MPAM Balanced Fund) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statement of Additional Information.

Our report refers to a change in accounting for accreting discount and amortizing premiums on fixed income securities with respect to the MPAM Income Stock Fund, MPAM Balanced Fund, MPAM Bond Fund, MPAM Intermediate Bond Fund, MPAM Short-Term U.S. Government Securities Fund, MPAM National Intermediate Municipal Bond Fund, MPAM National Short-Term Municipal Bond Fund and MPAM Pennsylvania Intermediate Municipal Bond Fund.
KPMG LLP


New York, New York
December 9, 2002